CONTACTS:	Investor Relations Michael Doherty +1-949-673-1907 mdoherty@trestlecorp.com
Exhibit 99.1
FOR IMMEDIATE RELEASE

Trestle Holdings to Hold Third Quarter 2005 Earnings Call on November 14, 2005

IRVINE, Calif., November 8, 2005 - Trestle Holdings Inc. (OTCBB:TLHO - News), announced today that it will hold a teleconference to discuss the results for the Company’s third quarter ended September 30, 2005 and its current business status. The call will take place at 9:00 a.m. PST on November 14th 2005. Earnings will be released prior to the call on the same day.

The numbers to call and listen to the live teleconference are 1-877-606-5574 or 1-706-634-7233, referencing conference ID #2247984. Following management’s presentation there will be a question and answer session. A taped rebroadcast will be available following the call until November 21, 2005 at 9:00 p.m. PST. The numbers to access the rebroadcast are 1-800-642-1687 or 1-706-645-9291, referencing conference ID #2247984.

About Trestle Holdings Inc.

Trestle Holdings Inc. is a supplier of digital imaging systems and services for pathology, drug safety and discovery. The company's products link dispersed users with each other, information databases, and analytical tools. This improved integration drives cost savings and process efficiencies, enables improved pre-clinical and clinical phases of research and development for new drugs, and enhances patient care.

Trestle's digital imaging products have the potential to transform the pathologist work environment by capturing digital images of tissue samples and enabling the sharing, archiving, and analysis of these images. The company's live microscopy products allow multiple physicians and scientists to remotely view, navigate, and share high-fidelity microscope images at sub-micron resolution over standard internet connections, in real time. The company's slide-scanning and imaging products perform high-speed, whole-glass slide digitization for virtual microscopy applications. Trestle's slide-scanning products facilitate image analysis, data management, digital workflow, and data association applications for clinical and research customers.

Telemedicine enables the remote delivery of patient care using integrated health information systems and telecommunications technologies. Trestle's integrated telemedicine products allow scientists, physicians and other medical professionals around the world to service more patients. Trestle's telemedicine products use proprietary software and standard computer and medical hardware to facilitate remote examination, diagnosis, and treatment.

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